Exhibit 10.29

TOLL BROTHERS, INC.
2019 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD

This Restricted Stock Unit Award (this “Agreement”) documents the grant of [_____] Restricted Stock Units (the “RSUs”) by Toll Brothers, Inc. (the “Company”) pursuant to the terms of the Toll Brothers, Inc. 2019 Omnibus Incentive Plan (the “Plan”), on this [_____] (the “Date of Grant”) to [_______] (the “Grantee.”) Subject to the terms of the Plan and this Agreement, each RSU represents the right to receive one share of Common Stock at the date specified herein (each a “Share”).
1.Definitions. All capitalized terms contained in this Agreement shall have the meaning set forth in the Plan unless otherwise defined herein.
2.Non-Transferability of the RSUs. Grantee shall not be permitted to sell, transfer, pledge, assign or otherwise dispose of the RSUs at any time. Notwithstanding the foregoing, in the event of Grantee’s death, the RSUs may be transferred by will or by the laws of descent and distribution.
3.Vesting.
(a)     Vesting Schedule / Restricted Period. The RSUs shall, except to the extent accelerated vesting is provided for under the terms of the Plan or as set forth in this Agreement, become [__]% vested on [_____].
(b)     Retirement. If, at a time when the Grantee could not have been terminated for Cause, the Grantee voluntarily terminates his or her employment with the Company and its Affiliates on or after the attainment of either (i) age 58 and following the completion of at least ten years of service to the Company or any of its Affiliates or (ii) age 62 following the completion of at least five years of service to the Company or any of its Affiliates (“Retirement”), then the RSU shall continue to vest pursuant to the vesting schedule set forth in Paragraph 3(a) as though the Grantee had not voluntarily terminated employment.
(c)     Death or Disability. If, at a time when the Grantee could not have been terminated for Cause, the Grantee terminates his or her employment with the Company and its Affiliates due to Grantee’s death or Disability, then all unvested RSUs shall immediately vest.
(d)     Change in Control. In the event that the Grantee’s employment with the Company and its Affiliates is terminated under circumstances that would meet the definition of a “Change in Control Covered Termination” under the Company’s Executive Severance Plan in effect on the Date of Grant (regardless of whether Grantee is eligible for benefits under the Executive Severance Plan), then all unvested RSUs shall immediately vest.
(e)     Other Termination. If the Grantee’s employment terminates for any reason not described above, then any RSUs (and all deferred dividends paid or credited thereon) that have not vested as of the date of such termination shall automatically be forfeited and returned to the Company.
4.Dividends. Grantee shall not be entitled to any cash, securities or property that would have been paid or distributed as dividends with respect to the Shares subject to this Agreement prior to the date the Shares are delivered to Grantee; provided, however, that the Company shall keep a hypothetical account in which any such items shall be recorded, and shall pay to Grantee the amount of such dividends (in cash or in kind as determined by the Company) on the same date that the Shares to which such payments or distributions relate are required to be delivered under this Agreement.

5.Delivery of Shares.
(a)     Full Vesting. Shares subject to the RSUs that vest (together with any payment due pursuant to Paragraph 4 in respect of such Shares) shall be delivered to Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution), on or as soon as administratively practicable after, the first to occur of the following, in all cases subject to paragraph (c) below:
(i)     For RSUs that have vested pursuant to Paragraph 3(a) “Vesting Schedule / Restricted Period” and Paragraph 3(b) “Retirement,” [____].
(ii)     For RSUs that have vested pursuant to Paragraph 3(c) “Death or Disability,” the date of Grantee’s termination of employment due to death or Disability.
(iii)     For RSUs that have vested pursuant to Paragraph 3(d) “Change in Control,” the date the Grantee’s termination would meet the definition of a Change in Control Covered Termination if the Grantee were an eligible Participant under the Executive Severance Plan.
(b)     Partial Vesting. If RSUs have vested pursuant to Paragraph 3(a) and Grantee’s employment with the Company or any of its Affiliates terminates for any reason (other than those set forth in Paragraphs 3(b) through 3(d) and other than for Cause) before the date set forth in Paragraph 5(a)(i) above, then, subject to paragraph (c) below, Shares subject to any RSUs that have vested on or before the date on which the Grantee’s employment terminates (together with any payment due pursuant to Paragraph 4 in respect of such Shares) shall be delivered to Grantee on or as soon as administratively practicable after, 30 days following Grantee’s last day of employment with the Company. Any RSUs that have not vested on or before the date on which such Grantee’s employment terminates shall be forfeited on such date, and no Shares shall be delivered nor payment made in respect of such RSUs.
(c)     Certain Limitations. Notwithstanding the foregoing provisions of this Paragraph 5, delivery of Shares by reason of Grantee’s termination of employment shall be delayed until the six (6) month anniversary of the date of Grantee’s termination of employment to the extent necessary to comply with Code Section 409A(a)(B)(i), and the determination of whether or not there has been a termination of Grantee’s employment with the Company shall be made by the Committee consistent with the definition of “separation from service” (as that phrase is used for purposes of Code Section 409A, and as set forth in Treasury Regulation Section 1.409A-1(h)).
The Company shall, without payment from Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the Shares, other than any required withholding taxes, as provided for in Paragraph 8 below, (i) deliver to Grantee (or such other person) a certificate for the Shares being delivered or (ii) deliver electronically to an account designated by Grantee (or such other person) the Shares being delivered, in either case without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, consistent with the terms of the Plan. The Company may condition delivery of the Shares upon the prior receipt from Grantee (or such other person) of any undertakings which it may determine are required to assure that the Shares being delivered are being issued in compliance with federal and state securities laws. The right to any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the date the Share would otherwise have been delivered, as determined by the Committee.
1.Termination for Cause. All of the RSUs and Grantee’s rights to receive Shares, whether or not vested, and any payment hereunder shall be forfeited if Grantee is terminated from employment and the Committee (or, with respect to any Optionee who is not an “officer” as defined for purposes of Section 16 of the Exchange Act, its designee) determines that the Grantee was dismissed for Cause.
2.

3.Rights of Grantee. Grantee shall have none of the rights of a shareholder at any time prior to the delivery of the Shares subject to this Agreement, except as expressly set forth in the Plan or herein.
4.Withholding Taxes. Grantee shall be responsible to pay to the Company the amount of withholding taxes as determined by the Company with respect to the date the Shares are delivered. If Grantee does not arrange for payment of the applicable withholding taxes by providing such amount to the Company in cash prior to the date established by the Company as the deadline for such payment, Grantee shall be treated as having elected to relinquish to the Company a portion of the Shares that would otherwise have been transferred to Grantee having a fair market value, based on the closing price of the Common Stock on the New York Stock Exchange on the business day immediately preceding the date of delivery of the Shares, equal to the amount of such applicable withholding taxes, in lieu of paying such amount to the Company in cash. Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld for federal, state or local law in connection with this Agreement.
5.Notices. Any notice to the Company under this Agreement shall be made in care of the Committee to the office of the General Counsel, at the Company’s main offices. Any notice to be given to the Grantee shall be addressed to the Grantee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other. The Company may provide any notice hereunder through electronic means, including through the Company’s equity plan administrator.
6.Legal Requirements. If the listing, registration or qualification of Shares deliverable in respect of an RSU upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance of such Shares, the Company shall not be obligated to issue or deliver such Shares unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on any Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered. The Committee may from time to time impose any other conditions on the Shares it deems necessary or advisable to ensure that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.
7.Grant of RSU Not to Affect Service. The grant of the RSUs shall not confer upon Grantee any right to continue as an employee of the Company or to serve in any other capacity for the Company or any Affiliate.
8.Acceleration. The Committee shall have the authority to accelerate vesting in its own discretion in amounts and under circumstances where the Committee deems it equitable to do so and on conditions reasonably imposed by the Committee.
9.Certain Covenants. In order to induce the Company to enter in this Agreement and grant the RSU, Grantee acknowledges and agrees as follows:
(a) Confidentiality. At all times during the term of Grantee’s employment with the Company or its Affiliates, and at all times thereafter, Grantee shall hold in confidence, and not use, except for the benefit of the Company and its Affiliates, or disclose to any person, firm, corporation, or other entity without written authorization of the Company, any Confidential Information (as defined below) that Grantee obtains or creates. Grantee further agrees not to make copies of such Confidential Information except as authorized by the Company. “Confidential Information” means information that the Company or its Affiliates has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company or its Affiliates that is not generally known and that the Company wishes to maintain as confidential. Grantee understands that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company or its Affiliates, or to the Company’s or its Affiliate’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s or its Affiliate’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company or its Affiliates on whom Grantee called or with whom Grantee may become acquainted during the term of his or her employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company or its Affiliates either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by Grantee or others who were under confidentiality obligations as to the item or items involved or (ii) any information that Grantee is required to disclose to, or by, any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”); provided, however, that in such event Grantee will give the Company prompt written notice thereof so that the Company or its Affiliate may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions in this Agreement.
(b) Permitted Disclosure. Nothing in this Agreement shall prohibit or impede Grantee from communicating, cooperating or filing a complaint with any Governmental Entity with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Grantee understands that Grantee does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Grantee further understands and acknowledge that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Grantee understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Grantee be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company or any of its Affiliates without prior written consent of the Company’s General Counsel or other officer designated by the Company.
(c) Non-Disparagement. Grantee agrees that during the term of Grantee’s employment with the Company or its Affiliates, and at all times thereafter, Grantee will not make any disparaging or defamatory comments regarding the Company or any of its Affiliates or their respective current or former directors, officers, or employees in any respect or make any comments concerning any aspect of Grantee’s relationship with the Company or any of its Affiliates or any conduct or events which precipitated any termination of Grantee’s employment from the Company or any of its Affiliates. However, Optionee’s obligations under this subparagraph (c) shall not apply to (i) disclosures required by applicable law, regulation, or order of a court or governmental agency or (ii) disclosures or communications described in Section 13(b) of this Agreement or otherwise protected from restriction under applicable law.
(d) Non-Solicitation. Grantee agrees that during the term of Grantee’s employment with the Company and its Affiliates, and for the one-year period thereafter, Grantee shall not, directly or indirectly for Grantee’s own account or for the account of any other individual or entity, (A) encourage, solicit, or induce, or in any manner attempt to encourage, solicit, or induce, any person employed by, or providing consulting services to, the Company or any of its Affiliates to terminate such person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company or any of its Affiliates, (B) hire any individual who was employed by the Company or any of its Affiliates within the six (6)-month period prior to the date of such hiring, or (C) encourage, solicit, or induce, or in any manner attempt to encourage, solicit, or induce, any current or prospective client, customer, licensee, supplier, or other business relation of the Company or any of its Affiliates, or any such relation that was a client, customer, licensee or other business relation within the prior six (6)-month period, in each case, with whom Grantee transacted business or whose identity became known to Grantee in connection with Grantee’s relationship with, or employment by, the Company or any of its Affiliates, to cease doing business with or reduce the amount of business conducted with the Company or its Affiliates, or in any way interfere with the relationship between any such relation and the Company or any of its Affiliates.
10.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws’ provisions thereof. OPTIONEE IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST OPTIONEE IN RESPECT OF OPTIONEE’S RIGHT OR OBLIGATIONS HEREUNDER.
11.    Acceptance of Terms and Conditions. By physically or electronically acknowledging this Award, Grantee agrees to and acknowledges the following:
(a)     Grantee acknowledges receipt of a copy of the Plan prospectus, included in which is a summary of the terms of the Plan. The summary contained therein is qualified in its entirety by reference to the terms of the Plan, copies of which are available with the Company’s public filings with the United States Securities and Exchange Commission at www.sec.gov, or by oral or written request directed to the Company. Grantee represents that Grantee is familiar with the terms and provisions of the Plan, and hereby accepts the RSUs, subject to all of the terms and provisions thereof. Grantee agrees to hereby accept as binding, conclusive and final all decisions or interpretations of the Committee, or its designee, upon any questions arising under the Plan or this Agreement.
(b)     Grantee understands and agrees that this Agreement and the Plan constitute a binding agreement between Grantee and the Company and represent the entire understanding between Grantee and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Award are replaced and superseded;
(c)     Grantee acknowledges the authority of the Committee, or its designee, to administer and interpret the terms and conditions set forth in this Agreement and the Plan; and
(d)     Grantee acknowledges that this Agreement contains provisions that may impact your ability to take certain actions during and after your employment with the Company, and that any breach of the covenants contained in this Agreement, including but not limited to those contained in Section 13, may constitute Detrimental Activity as such term is defined in the Plan.